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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12

ACCURIDE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

October 20, 2010

Dear Stockholders and Convertible Noteholders:

        You are cordially invited to attend a special meeting of the stockholders of Accuride Corporation, to be held on November 18, 2010 beginning at 8:00 a.m. local time at the Crowne Plaza Hotel Times Square Manhattan, located at 1605 Broadway, New York, NY 10019.

        The purpose of the special meeting is to: (1) approve an amendment to our certificate of incorporation to implement a reverse stock split of our common stock at an exchange ratio of 1-for-10 and the related proportional decrease in the number of authorized shares of our common stock and preferred stock, and (2) approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the amendment to our certificate of incorporation implementing the reverse stock split.

        The Board of Directors has fixed October 13, 2010 as the record date for the special meeting. Pursuant to our certificate of incorporation, the holders of our 7.5% senior convertible notes due 2020 are entitled to vote on an as-converted basis on all matters on which our common stockholders are entitled to vote. Only stockholders and convertible noteholders of record at the close of business on the record date will be entitled to vote at the special meeting.

        Details regarding the reverse stock split and other important matters are set forth in the enclosed proxy statement, which you are urged to read carefully. The Board of Directors believes that the amendment to our certificate of incorporation implementing the reverse stock split is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR the approval of the amendment to our certificate of incorporation implementing the reverse stock split. The Board of Directors also recommends that the stockholders vote FOR the adjournment of the special meeting, if necessary, to solicit additional proxies to approve the amendment to our certificate of incorporation implementing the reverse stock split.

        Funds advised by Tinicum Incorporated and funds advised by Sankaty Advisors, LLC, which beneficially own in the aggregate approximately 21.7 million shares of our common stock and approximately $18.6 million of our convertible notes, representing an aggregate of approximately 14.5% of the total voting power of Accuride, have advised the Board of Directors that they intend to vote FOR the amendment to our certificate of incorporation implementing the reverse stock split.

        Your vote is important, so even if you plan to attend the special meeting, I encourage you to sign, date and return the enclosed proxy promptly in the accompanying reply envelope. This will ensure your vote is counted whether or not you are able to attend. If you decide to attend the special meeting and wish to change your proxy vote, you may do so automatically by voting in person at the special meeting.

        We look forward to seeing you at the special meeting.

William M. Lasky Chairman, Interim President and Chief Executive Officer

Evansville, Indiana

 YOUR VOTE IS IMPORTANT

        In order to assure your representation at the special meeting, you are requested to complete, sign, date and return the enclosed proxy as promptly as possible. Please return your completed proxy in the enclosed envelope. You do not need to add postage if mailed in the United States.

ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

NOTICE OF SPECIAL MEETING OF THE STOCKHOLDERS
TO BE HELD ON NOVEMBER 18, 2010

Dear Stockholders and Convertible Noteholders:

        The special meeting of the stockholders of Accuride Corporation, which we refer to as the "Company" or "Accuride," will be held at the Crowne Plaza Hotel Times Square Manhattan, located at 1605 Broadway, New York, NY 10019, on November 18, 2010 beginning at 8:00 a.m., local time, for the following purposes:

  1.
  To approve an amendment to Accuride's amended and restated certificate of incorporation, which we refer to as Accuride's "certificate of incorporation," to implement a reverse stock split of Accuride's common stock at an exchange ratio of 1-for-10 and the related proportional decrease in the number of authorized shares of Accuride's common stock and preferred stock, which we collectively refer to as the "reverse stock split."

  2.
  To approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the amendment to Accuride's certificate of incorporation.

        The Board of Directors has fixed October 13, 2010 as the record date for the special meeting. Pursuant to Accuride's certificate of incorporation, the holders of Accuride's 7.5% senior convertible notes due 2020 are entitled to vote on an as-converted basis on all matters on which Accuride's common stockholders have the right to vote. Only stockholders and convertible noteholders of record at the close of business on the record date will receive notice of and be entitled to vote at the special meeting.

        A list of stockholders and convertible noteholders entitled to vote at the special meeting will be available for inspection at the offices of the Company and at the special meeting. Whether or not you plan to attend the special meeting in person, please sign, date and return the enclosed proxy in the envelope provided. If you attend the special meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the special meeting will be counted. The prompt return of your proxy will assist us in preparing for the special meeting.

By Order of the Board of Directors,
Stephen A. Martin Senior Vice President/General Counsel and Corporate Secretary

Evansville, Indiana
October 20, 2010

Page
Introduction	1
Questions and Answers About the Special Meeting	1
Proposal No. 1—Approval of an Amendment to Accuride's Amended and Restated Certificate of Incorporation to Implement a Reverse Stock Split of Accuride's Outstanding Common Stock at an Exchange Ratio of 1-For-10 and the Related Proportional Decrease in the Number of Authorized Shares of Accuride's Common Stock and Preferred Stock	9
Proposal No. 2—Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies in Favor of Proposal No. 1	19
Security Ownership of Certain Beneficial Owners, Directors and Management	19
Deadline for Proposals for Next Annual Meeting	24
Solicitation of Proxies	24
Forward-Looking Statements	24
Other Matters	25
Incorporation by Reference	25
Appendix A: Form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Accuride Corporation	A-1

ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

PROXY STATEMENT
FOR THE SPECIAL MEETING OF THE STOCKHOLDERS
NOVEMBER 18, 2010

        On behalf of the Board of Directors of Accuride Corporation, we are asking for your proxy to be used at the special meeting of the stockholders to be held on November 18, 2010, and at any adjournments or postponements thereof. The special meeting will be held beginning at 8:00 a.m. local time at the Crowne Plaza Hotel Times Square Manhattan, located at 1605 Broadway, New York, NY 10019. Stockholders and convertible noteholders of record on October 13, 2010 are entitled to notice of and to vote at the special meeting. If you need directions to the location of the special meeting, please contact our proxy solicitation agent, MacKenzie Partners, Inc., who we refer to as "MacKenzie," toll-free at (800) 322-2885 or call collect at (212) 929-5500. This proxy statement and accompanying proxy materials will be first mailed to stockholders and convertible noteholders on or about October 20, 2010.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on November 18, 2010

        This proxy statement is available electronically at our website at: http://www.accuridecorp.com by clicking on "Investor Information".

        To request a paper or e-mail copy of the proxy statement, annual or quarterly reports to security holders or form of proxy, free of charge, you should write MacKenzie Partners, Inc. at: 105 Madison Ave, New York, NY 10016, email MacKenzie at Proxy@mackenziepartners.com or call MacKenzie toll-free at (800) 322-2885 or call collect at (212) 929-5500. Your request must be made by November 12, 2010 to facilitate timely delivery. If you do not request a paper or e-mail copy by November 12, 2010 you may not receive your copy prior to the special meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

        This section provides basic information regarding the special meeting presented in a Question and Answer format. For additional detail regarding each proposal see the separately titled sections "Proposal No. 1—Approval of an Amendment to Accuride's Amended and Restated Certificate of Incorporation to Implement a Reverse Stock Split of Accuride's Outstanding Common Stock at an Exchange Ratio of 1-For-10 and the Related Proportional Decrease in the Number of Authorized Shares of Accuride's Common Stock and Preferred Stock" and "Proposal No. 2—Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies in Favor of Proposal No. 1."

        Throughout this proxy statement, we refer to Accuride Corporation as the "Company" or "Accuride" and to our amended and restated certificate of incorporation as our "certificate of incorporation." We refer to the amendment to our certificate of incorporation implementing a reverse split at an exchange ratio of 1-for-10 and the related proportional decrease in the number of authorized shares of our common stock and preferred stock, collectively, as the "reverse stock split." We refer to our 7.5% senior convertible notes due 2020 as the "convertible notes" and to holders of the convertible notes as "convertible noteholders." We refer to our common stock, par value $0.01 per share, as our "common stock" and to holders of the common stock as our "stockholders."

Why I am receiving this proxy statement?

        This proxy statement is being provided to our stockholders and convertible noteholders in connection with the solicitation by our Board of Directors of proxies for use at a special meeting of our stockholders. Pursuant to our certificate of incorporation, convertible noteholders are entitled to vote at the special meeting on an as-converted basis on all matters on which our stockholders have the right to vote.

When and where is the special meeting?

        The special meeting will be held on November 18, 2010 beginning at 8:00 a.m. local time at the Crowne Plaza Hotel Times Square Manhattan, located at 1605 Broadway, New York, NY 10019.

What is the purpose of the special meeting?

        At the special meeting, our stockholders and convertible noteholders will act on the matters outlined in this proxy statement and in the notice of meeting included with this proxy statement. This includes the following two proposals:

  Proposal No. 1—Approval of an Amendment to Accuride's Amended and Restated Certificate of Incorporation to Implement a Reverse Stock Split of Accuride's Outstanding Common Stock at an Exchange Ratio of 1-For-10 and the Related Proportional Decrease in the Number of Authorized Shares of Accuride's Common Stock and Preferred Stock.

        Our Board of Directors has adopted and declared advisable an amendment to our certificate of incorporation to implement a reverse stock split of our outstanding common stock at an exchange ratio of 1-for-10 and the related proportional decrease in the number of authorized shares of our common stock and preferred stock. If the reverse stock split is completed:

  •
  stockholders will receive one post-split share of common stock for each ten shares of common stock held prior to the reverse stock split, as well as a cash payment in lieu of any fractional share that would otherwise be issuable;

  •
  the conversion rate of our convertible notes will be adjusted to be one-tenth of the conversion rate in effect prior to the reverse stock split and convertible noteholders would receive one-tenth of the number of shares upon the conversion of their convertible notes as they would have received prior to the reverse stock split; and

  •
  the total number of shares of common stock that we are authorized to issue would be reduced from 800,000,000 to 80,000,000 and the total number of shares of preferred stock that we are authorized to issue would be reduced from 100,000,000 to 10,000,000.

  Proposal No. 2—Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies in Favor of Proposal No. 1.

        You may be asked to approve one or more adjournments of the special meeting, if necessary, to solicit additional proxies in favor of the reverse stock split. We will only seek to adjourn the special meeting if there are not sufficient votes at the time of the special meeting to approve the reverse stock split and it is necessary to solicit additional proxies in favor of the reverse stock split.

What is the purpose of the reverse stock split?

        On October 18, 2010, the last quotation price for our common stock on the Over-the-Counter Bulletin Board, which we refer to as the "OTCBB," was $1.17 per share. Our common stock has traded in the range of $1.01— $1.54 per share since we emerged from bankruptcy on February 26, 2010. Our

Board of Directors does not believe it is in the best interests of our stockholders that our common stock trades over-the-counter in this price range. Therefore, our Board of Directors approved the reverse stock split to increase the trading price of our common stock and to facilitate our efforts to relist our common stock on a national securities exchange. We believe an increased trading price for our common stock will have the following benefits:

  •
  Increase in Eligible Investors.  An increased trading price may allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold) and may potentially increase the trading volume and liquidity of our common stock.

  •
  Increase Analyst and Broker Interest.  An increased trading price may increase analyst and broker interest in our common stock because their internal policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokers and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in these stocks or recommending these stocks to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers.

  •
  Decrease Transaction Costs for Stockholders.  Brokers' commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks. As a result, we believe individual stockholders seeking to trade our common stock pay a higher percentage of their total share value per trade than would be the case if our share price were higher.

  •
  Facilitate Relisting on a National Securities Exchange.  We intend to file an application to relist our common stock on a national securities exchange. Eligibility for listing on a national securities exchange is subject to a number of criteria, such as public float, minimum share price, number of stockholders, market capitalization and other factors. We believe that the reverse stock split will facilitate our efforts to satisfy these eligibility requirements and relist our common stock on a national securities exchange.

How does the previously announced conversion offer relate to the reverse stock split?

        On October 6, 2010, we announced that our Board of Directors had approved a conversion offer for the purposes of simplifying our capital structure and improving the liquidity of our common stock. Pursuant to the conversion offer, we will offer to convert the outstanding convertible notes into shares of common stock at a conversion rate of 238.2119 post-split shares per $1,000 principal amount of convertible notes. In connection with the conversion offer, we will also solicit consents to eliminate substantially all of the restrictive covenants and modify certain other provisions in the indenture governing the convertible notes. Convertible noteholders participating in the conversion offer may also elect to participate in a sponsored underwritten secondary offering of the shares of common stock obtained in the conversion offer, which is expected to commence shortly after the completion of the conversion offer.

        The reverse stock split is not conditioned on the completion of the conversion offer.

        This proxy statement does not constitute an offer to convert or exchange or a solicitation of an offer to convert or exchange the convertible notes. The conversion offer will be made solely pursuant to a formal offer to convert and consent solicitation/prospectus, a related letter of transmittal and other conversion offer documents, each of which will be filed by the Company with the Securities and Exchange Commission, which we refer to as the "SEC," on a registration statement on Form S-4 and a tender offer statement on Schedule TO. The registration statement and the tender offer statement, including the offer to convert and consent solicitation/prospectus, the related letter of transmittal and other conversion offer documents, will contain important information, including certain conditions to the conversion offer, and should be read carefully before any decision is made with respect to the conversion offer. All of these materials will be made available free of charge upon request to MacKenzie, information agent for the conversion offer, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), and may also be obtained free of charge at the SEC's website: www.sec.gov.

        In addition, this proxy statement does not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The secondary offering will be made solely pursuant to a shelf registration statement on Form S-1, which has been filed with the SEC and has become effective. Any offer or sale will be made only by means of the written prospectus forming part of the effective registration statement.

How will the reverse stock split impact me?

        We will complete the reverse stock split by filing the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware. We refer to the date on which this amendment is filed or the later date established by our audit committee and set forth in the certificate of amendment that is filed with the Secretary of the State of the State of Delaware as the "effective date." On the effective date, all issued and outstanding shares of our common stock will be reclassified and combined into post-split shares of our common stock at an exchange ratio of 1-for-10, and we will pay cash in lieu of any fractional share that would otherwise be issuable.

        If you are a stockholder, you will receive one post-split share of our common stock for each 10 shares of common stock that you currently hold. The reverse stock split impacts all stockholders proportionally and will not impact any stockholder's percentage ownership interest in the Company, except to the extent that the reverse stock split would result in some of our stockholders owning a fractional share. You will receive cash in lieu of any fractional share that would otherwise be issuable.

        If you are a convertible noteholder, the conversion rate of your convertible notes will be adjusted to be one-tenth of the conversion rate in effect prior to the reverse stock split, and you will receive one-tenth of the number of shares upon the conversion of your notes as you would have received prior to the reverse stock split. The conversion rate as of October 13, 2010 is 1,407.2343 shares of common stock per $1,000 principal amount of convertible notes. After the reverse stock split, the conversion rate would be adjusted to 140.7234 shares of common stock per $1,000 principal amount of convertible notes. The reverse stock split impacts all convertible noteholders proportionally and will not impact any convertible noteholder's percentage interest in the Company upon conversion, or the voting power of the convertible notes with respect to meetings of our stockholders.

How will the reverse stock split impact the Company?

        Although the reverse stock split will decrease the total number of authorized shares of our common stock and preferred stock, this is not expected to have an impact on the Company's ability to raise capital in the future because the decrease in the authorized shares is exactly proportional to the 1-for-10 exchange ratio in the reverse stock split. The par value of our common stock and preferred stock will remain at $0.01 per share. For more information, see the discussion under the sub-heading "Accounting Consequences" beginning on page 15 below.

How will fractional shares be treated in the reverse stock split?

        No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, we will pay to the stockholder, in cash, the value of the fractional share that would otherwise be issuable as a result of the reverse stock split. The cash payment would equal the average closing price of our common stock as quoted on the OTCBB for the five trading days immediately prior to the effective date of the reverse stock split, multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for the fractional share. Stockholders will not be responsible for any transaction costs for the cash payment. Stockholders will not be entitled to receive interest for their fractional shares.

Am I entitled to dissent from the reverse stock split?

        No. Under the General Corporation Law of the State of Delaware, stockholders and convertible noteholders are not entitled to dissenters' rights with respect to the amendment to our certificate of incorporation implementing the reverse stock split.

What are the economic consequences of the reverse stock split?

        We do not expect the reverse stock split itself to have any economic impact on our stockholders, convertible noteholders, other debt holders, warrant holders, or holders of options or restricted stock, except to the extent the reverse stock split will result in the payment of cash in lieu of fractional shares as discussed above.

What are the federal income tax consequences of the reverse stock split?

        We expect that our stockholders generally will not recognize any gain or loss as a result of the reverse stock split. However, gain or loss generally will be recognized on cash received in lieu of a fractional share. Moreover, the tax consequences to each stockholder will depend on his or her particular situation. For further information, see the discussion under the subheading "Federal Income Tax Consequences of the Reverse Stock Split" beginning on page 16 below.

If I hold certificated shares, should I send my stock certificates in now with respect to the reverse stock split?

        No, you should not send in your stock certificates now. After the reverse stock split is approved and completed, we will send you instructions for submitting pre-split stock certificates in exchange for post-split stock certificates and cash, if any, in lieu of fractional shares.

Who can vote at the special meeting and how many votes does each holder have?

        Pursuant to our certificate of incorporation, our stockholders and convertible noteholders are entitled to vote at the special meeting. Each stockholder is entitled to one vote for each share of our common stock held on the record date for the special meeting. Each convertible noteholder is entitled to 1,407.2343 votes for each $1,000 principal amount of convertible notes held on the record date for the special meeting, rounded down to the nearest whole number of shares. Accordingly, a holder of $1,000 aggregate principal amount of convertible notes would be entitled to 1,407 votes. We refer to the total number of votes represented by the shares of common stock and convertible notes entitled to vote at the special meeting, collectively, as the total "voting power" of the Company. Only stockholders and convertible noteholders of record as of the close of business on the record date, which the Board of Directors has set at October 13, 2010, are entitled to vote the shares of common stock or convertible notes they held on such date. Stockholders and convertible noteholders may vote in person or by proxy (see "How do I vote" below).

        As of the record date, there were 126,295,024 shares of common stock outstanding and $145,250,001 aggregate principal amount of convertible notes outstanding, which were convertible into a total of approximately 204,400,783 shares of common stock. Therefore, the total voting power of the Company as of the record date was approximately 330,695,807 votes. As a result, our stockholders will collectively hold approximately 38.2% of the total voting power at the special meeting and our convertible noteholders will hold approximately 61.8% of the total voting power at the special meeting.

How will outstanding stock warrants be treated in the reverse stock split?

        We currently have 22,058,824 outstanding warrants exercisable for shares of our common stock at an exercise price of $2.10 per share. Under the terms of the warrants, the reverse stock split would result in a proportionate increase in the exercise price of the warrants and a proportionate decrease in the number of shares of common stock issuable upon exercise of the warrants.

Will outstanding stock warrant holders be allowed to vote at the special meeting?

        No. Holders of outstanding warrants are not entitled to vote the shares issuable upon exercise of the warrants at the special meeting.

How are votes counted? What votes are required to approve the proposal?

        All votes will be counted by an inspector of elections appointed for the special meeting. The inspector will count separately "yes" votes, "no" votes, abstentions and broker non-votes. Shares of common stock and convertible notes represented by proxies that reflect abstentions or broker non-votes will be counted as shares of common stock or convertible notes that are present and entitled to vote for purposes of determining the presence of a quorum. A broker non-vote occurs when a broker's customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer but held in the name of the broker and, as such, the broker cannot vote either way and reports the number of such shares as "non-votes."

        A quorum is necessary to hold a valid special meeting. The presence, in person or by proxy, of the holders of a majority of the total voting power of the Company entitled to vote at the special meeting, voting together as a single class, is necessary to constitute a quorum at the special meeting.

        To be approved, the amendment to our certificate of incorporation implementing the reverse stock split (Proposal No. 1) must receive the affirmative vote of a majority of the total voting power of the Company as of the record date. We believe this proposal will be considered non-routine. As a result, abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same effect as a vote against this proposal.

        To be approved, any proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposal No. 2) must receive the affirmative vote of a majority of the total voting power of the Company as of the record date present at the meeting and entitled to vote on the subject matter, voting together as a single class. We believe this proposal will be considered routine. Abstentions with respect to this proposal will be counted for purposes of establishing a quorum, but will not be counted as votes cast for or against this proposal.

Can our Board of Directors abandon the reverse stock split?

        While we intend to complete the reverse stock split as soon as practicable after it is approved, our Board of Directors reserves the right to abandon the reverse stock split at any time prior to filing the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

What is our Board of Director's recommendation?

        The Board of Directors unanimously recommends a vote FOR the proposal to amend our certificate of incorporation to implement the reverse stock split.

        The Board of Directors unanimously recommends a vote FOR the proposal to adjourn the special meeting of stockholders, if necessary, to solicit additional proxies in favor of the amendment to our certificate of incorporation implementing the reverse stock split.

Have any stockholders or convertible noteholders stated their intent to support the reverse stock split?

        Yes. Funds advised by Tinicum Incorporated and funds advised by Sankaty Advisors, LLC, which beneficially own in the aggregate approximately 21.7 million shares of our common stock and approximately $18.6 million of our convertible notes, representing an aggregate of approximately 14.5% of the total voting power of Accuride, have advised the Board of Directors that they intend to vote FOR the amendment to our certificate of incorporation implementing the reverse stock split.

How do I submit my proxy?

        If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder or a registered convertible noteholder and you attend the special meeting, you may deliver your completed proxy card in person.

        If you hold your shares or convertible notes in "street name" through a brokerage or other nominee, you will need to instruct your broker or other nominee to vote your shares or convertible notes on your behalf, or otherwise obtain a proxy card from the broker or other nominee that holds your shares or convertible notes. You should receive directions from your brokerage firm about how to submit your voting instructions to them at the time you receive this proxy statement.

        You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another completed and properly signed proxy card with a later date to the Secretary of the Company at the Company's principal executive offices, located at 7140 Office Circle, Evansville, Indiana 47715. You may also revoke your proxy by attending the special meeting and voting in person.

Will my shares or convertible notes be voted if I do not return my proxy?

        If your shares of common stock or convertible notes are registered directly in your name, your shares of common stock or convertible notes will not be voted at the special meeting if you do not return your proxy.

        If your shares of common stock or convertible notes are held in "street name," your brokerage firm, under certain circumstances, may vote your shares of common stock or convertible notes for you if you do not instruct your brokerage firm how to vote on your behalf. Brokerage firms have authority to vote customers' unvoted shares of common stock and convertible notes on routine matters. If you do not give instructions to your brokerage firm to vote your shares of common stock or convertible notes, your brokerage firm may either vote your shares of common stock or convertible notes on routine matters, or leave your shares of common stock or convertible notes unvoted. The proposal to approve the amendment to our certificate of incorporation implementing the reverse stock split is considered a non-routine matter. Therefore, your brokerage firm cannot vote your shares of common stock or convertible notes with respect to this proposal unless they receive your voting instructions. We encourage you to provide your voting instructions to your brokerage firm to ensure that your shares of common stock or convertible notes will be voted at the special meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your voting instructions to them at the time you receive this proxy statement.

What if I return my proxy card but do not provide voting instructions?

        If you are a stockholder of record and you sign and return a proxy card but do not include instructions, your proxy will be voted as follows:

  •
  FOR the proposal to amend our certificate of incorporation to implement a reverse stock split of Accuride's outstanding common stock at an exchange ratio of 1-for-10 and the related proportional decrease in the number of authorized shares of Accuride's common and preferred stock.

  •
  FOR the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the amendment to our certificate of incorporation implementing the reverse stock split.

        In addition, your proxy will be voted as the proxy holder may determine in his or her discretion with respect to any other matters properly presented for vote at the special meeting.

        If you are a beneficial owner of shares or convertible notes held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.

What does it mean if I receive more than one proxy card?

        Your shares of common stock or convertible notes are probably registered in more than one account. You should vote all of your shares of common stock and convertible notes. We encourage you to consolidate all of your accounts by registering them in the same name, social security number and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, American Stock Transfer & Trust Co. LLC, at (800) 937-5449.

May stockholders and convertible noteholders ask questions at the special meeting?

        Yes. There will be an opportunity for discussion at the special meeting of matters germane to the proposals being considered at the special meeting. In addition, Accuride representatives will be available to answer any questions of general interest at the end of the special meeting.

Will representatives of the public accountants for Accuride be available at the special meeting to respond to questions or to make a statement if they desire to do so?

        Representatives of the public accountants for the Company are not expected to attend the special meeting and therefore will not be making any statements or be available to answer questions at the special meeting.

Who will be admitted to the special meeting?

        Only stockholders and convertible noteholders, as of the close of business on October 13, 2010, and other persons holding valid proxies for the special meeting, are entitled to attend the special meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a holder of record but hold shares of our common stock or convertible notes in "street name," you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your common stock or convertible note ownership as of October 13, 2010. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the special meeting.

What if stockholders share the same address?

        The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement to households at which two or more holders reside. This practice, known as "householding," is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of this proxy statement. If you would like to opt out of this practice for future mailings, and receive separate proxy statements for each holder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement without charge by sending a written request to MacKenzie Partners, Inc., 105 Madison Ave, New York, NY 10016, or by calling MacKenzie toll-free at (800) 322-2885 or calling collect at (212) 929-5500. MacKenzie will promptly send additional copies of the proxy statement or any notice of internet availability of proxy materials upon receipt of such request. Householding does not apply to stockholders with shares registered directly in their name.

Whom should I contact if I have any questions about the proxy materials or voting?

        If you have any questions about this proxy statement or any of the related proxy materials or if you need assistance submitting your proxy or voting your shares of common stock or convertible notes or need additional copies of this proxy statement or the enclosed proxy card, you should contact MacKenzie, our proxy solicitation agent, toll-free at (800) 322-2885 or call collect at (212) 929-5500.

ITEMS TO BE VOTED ON AT THE SPECIAL MEETING
PROPOSAL NO. 1

APPROVAL OF AN AMENDMENT TO ACCURIDE'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF ACCURIDE'S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO OF 1-FOR-10 AND THE RELATED PROPORTIONAL DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF ACCURIDE'S COMMON STOCK AND PREFERRED STOCK.

        Our Board of Directors has unanimously adopted, declared advisable and is submitting for stockholder approval an amendment to our certificate of incorporation implementing the reverse stock split and the related proportional decrease in the number of authorized shares of our common stock and preferred stock. By voting in favor of Proposal No. 1, stockholders and convertible noteholders will be approving the reverse stock split. Pursuant to the General Corporation Law of the State of Delaware, our Board of Directors must adopt a resolution setting forth any amendment to our certificate of incorporation, declare the amendment advisable and submit the amendment to the stockholders for their approval. The affirmative vote of a majority of the total voting power of the Company as of the record date is required to approve Proposal No. 1.

        The reverse stock split would become effective on the date the amendment is filed with the Secretary of State of the State of Delaware, or the later date established by our audit committee and set forth in the certificate of amendment that is filed with the Secretary of State of the State of Delaware. We expect to complete the reverse stock split as soon as practicable after it is approved. The form of the proposed amendment is attached to this proxy statement as Appendix A.

        At the close of business on October 13, 2010, which is the record date of the special meeting, we had 126,295,024 shares of common stock outstanding and $145,250,001 aggregate principal amount of convertible notes outstanding, which were convertible into approximately 204,400,783 shares of common stock. Based on the number of shares of common stock currently outstanding, immediately following the completion of the reverse stock split, we would have approximately 12,629,502 shares of common stock outstanding (without giving effect to the treatment of fractional shares) and convertible notes outstanding that would be convertible into approximately 20,440,078 shares of common stock. In addition, the amendment to our certificate of incorporation would reduce the total number of shares of common stock that we are authorized to issue from 800,000,000 to 80,000,000 and would reduce the total number of shares of preferred stock that we are authorized to issue from 100,000,000 to

10,000,000. We do not expect the reverse stock split itself to have any economic impact on our stockholders, convertible noteholders, other debt holders, warrant holders, or holders of restricted stock, except to the extent the reverse stock split will result in the payment of cash in lieu of fractional shares as discussed below.

Reasons for the Reverse Stock Split

        On October 18, 2010, the last quotation price for our common stock on the OTCBB was $1.17 per share. Our common stock has traded in the range of $1.01 — $1.54 per share since we emerged from bankruptcy on February 26, 2010. Our Board of Directors does not believe it is in the best interests of our stockholders that our common stock trades over-the-counter in this price range. Therefore, our Board of Directors approved the reverse stock split to increase the trading price of our common stock and to facilitate our efforts to relist our common stock on a national securities exchange. We believe an increased trading price for our common stock will have the following benefits:

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  Increase in Eligible Investors.  An increased trading price may allow a broader range of institutions to invest in our common stock (namely, funds that are prohibited from buying stocks with a price below a certain threshold) and may potentially increase the trading volume and liquidity of our common stock.

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  Increase Analyst and Broker Interest.  An increased trading price may increase analyst and broker interest in our common stock because their internal policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokers and institutional investors have adopted internal policies and practices that either prohibit or discourage them from investing in these stocks or recommending these stocks to their customers. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers.

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  Decrease Transaction Costs for Stockholders.  Brokers' commissions on transactions in low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks. As a result, we believe individual stockholders seeking to trade our common stock pay a higher percentage of their total share value per trade than would be the case if our share price were higher.

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  Facilitate Relisting on a National Securities Exchange.  We intend to file an application to relist our common stock on a national securities exchange. Eligibility for listing on a national securities exchange is subject to a number of criteria, such as public float, minimum share price, number of stockholders, market capitalization and other factors. We believe that the reverse stock split will facilitate our efforts to satisfy these eligibility requirements and relist our common stock on a national securities exchange.

Risk Factors Associated with the Reverse Stock Split

        There are certain risks associated with the reverse stock split, including those described below. You should carefully consider the following risks and other information included in this proxy statement before deciding how to vote on the proposal implementing the reverse stock split. The risks described in this section and elsewhere in this proxy statement could cause our actual results to differ materially from those anticipated and described in this proxy statement.

        There can be no assurance that the total market capitalization of our common stock (the aggregate market value of all Accuride common stock) after the implementation of the reverse stock split will be equal to or greater than the total market capitalization before the reverse stock split or that the per share trading price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

        There can be no assurance that the trading price per share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on October 18, 2010 of $1.17 per share, we cannot assure you that, after completion of the 1-for-10 reverse stock split, the post-split trading price of our common stock would be $11.70 (that is, $1.17 × 10) per share or greater. In many cases, the trading price of a company's stock declines after a reverse stock split.

        The total market capitalization of our common stock after the reverse stock split, when and if implemented, may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the trading price of our common stock following the reverse stock split may not remain higher than the split-adjusted trading price prior to the reverse stock split.

        We believe the trading price of our convertible notes is based in substantial part on the trading price of the underlying common stock. If the trading price of our common stock does not proportionally increase with the reverse stock split, the trading price of the convertible notes may decline in connection with the reverse stock split.

        We may not be, or may not remain, eligible to relist our common stock on any national securities exchange.

        While we intend to file an application to relist our common stock on a national securities exchange, we cannot guarantee this will result in our common stock being relisted on a national securities exchange. Negative financial results or market conditions could adversely affect the trading price of our common stock and jeopardize our ability to meet or maintain applicable minimum share price requirements for listing. We may be unable to meet or maintain other listing requirements, such as the number of holders, public float and market capitalization. This would prevent us from qualifying or maintaining a listing on a national securities exchange.

        Even if the reverse stock split is completed, the resulting per share trading price of our common stock may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the liquidity of our common stock may not improve.

        While the Board of Directors believes that a higher stock price may help generate investor interest and enhance liquidity, the reverse stock split may not result in a per share trading price of our common stock that will attract institutional investors or investment funds and may not satisfy the investing guidelines of institutional investors or investment funds. As a result, the liquidity of our common stock may not improve. Additionally, illiquidity of the underlying common stock may have a negative impact on the trading price of our convertible notes.

        A decline in the trading price of our common stock after the reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of the reverse stock split, and the liquidity of our common stock could be adversely affected following the reverse stock split, which may also negatively impact the trading price of our convertible notes.

        If the reverse stock split is completed and the per share trading price of our common stock declines, the percentage decline may be greater than would occur in the absence of the reverse stock split. The per share trading price of our common stock will also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. This decline in the per share trading price of our common stock could also have a negative effect on the trading price of our convertible notes.

        There can be no assurance that the reverse stock split will result in decreased transaction costs for our stockholders.

        We cannot assure you that the reverse stock split will have the desired effect of raising the price of our common stock over the long term. Stockholders' transactions costs, which represent a higher percentage in transactions for low-price stocks than higher-priced stocks, may not decrease if the per share trading price of our common stock is not substantially higher after the reverse stock split is implemented.

Principal Effects of the Reverse Stock Split

        After the effective date of the reverse stock split, each stockholder would own a reduced number of shares of common stock and each convertible noteholder would be entitled to convert into a reduced number of shares of common stock. However, the reverse stock split would impact all stockholders proportionally and all convertible noteholders proportionally, and would not impact any holder's percentage interest in Accuride (except to the extent that the reverse stock split would result in some of our stockholders receiving cash in lieu of fractional shares, as described below). Proportionate voting rights and other rights and preferences of the holders would not be impacted by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders receiving cash in lieu of fractional shares, as described below). For example, a holder of 2% of the total voting power of the Company immediately prior to the reverse stock split would continue to hold approximately 2% of the total voting power of the Company immediately after the reverse stock split. The number of holders of record also would not be impacted by the reverse stock split (except to the extent that the reverse stock split would result in some of our stockholders receiving cash in lieu of fractional shares, as described below).

        The following table contains approximate information showing the impact of the reverse stock split on our common stock and convertible notes, based on information as of close of business on October 13, 2010:

Common Stock	Prior to Reverse Stock Split	After giving effect to Reverse Stock Split at Exchange Ratio of 1-for-10
Authorized	800,000,000	80,000,000
Issued and Outstanding	126,295,024	12,629,502
Reserved for future issuance pursuant to the Accuride Corporation 2010 Incentive Award Plan	12,600,000	1,260,000
Reserved for future issuance pursuant to unvested restricted stock units	2,340,814	234,081

Preferred Stock	Prior to Reverse Stock Split	After giving effect to Reverse Stock Split at Exchange Ratio of 1-for-10
Authorized	100,000,000	10,000,000
Issued and Outstanding	0	0

Convertible Notes	Prior to Reverse Stock Split	After giving effect to Reverse Stock Split at Exchange Ratio of 1-for-10
Conversion Ratio (per $1,000 aggregate principal amount)	1,407.2343	140.7234
Total shares issuable upon conversion	204,400,783	20,440,078

Warrants	Prior to Reverse Stock Split	After giving effect to Reverse Stock Split At Exchange Ratio of 1-for-10
Total shares issuable upon exercise	22,058,824	2,205,882
Exercise Price	$2.10	$21.10

        As shown in the table above, the reverse stock split would reduce the number of shares of common stock available for issuance under our 2010 Incentive Award Plan in proportion to the exchange ratio for the reverse stock split. With respect to unvested restricted stock units, the reverse stock split would reduce the number of shares subject to the unvested restricted stock units in proportion to the exchange ratio of the reverse stock split. Unless required by the terms of the equity incentive compensation plans pursuant to which a stock equity award was issued, no cash payment would be made to holders of equity awards in respect of any rounding.

        Under the terms of our outstanding warrants, the reverse stock split would result in a proportionate increase in the exercise price of the warrants and a proportionate decrease in the number of shares of common stock issuable upon exercise to the holders of the warrants upon exercise of the warrants.

        If the proposed reverse stock split is completed, it would increase the number of our stockholders who own "odd lots" of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

        Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act," and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split would not impact the registration of the common stock under the Exchange Act. If the reverse stock split is implemented, our common stock would continue to be reported on the OTCBB under the symbol "ACUZ." As discussed above, however, we currently intend to file an application to list our common stock on a national securities exchange.

        In addition, the amendment to our certificate of incorporation would reduce the total number of shares of common stock that we are authorized to issue from 800,000,000 to 80,000,000 and would reduce the total number of shares of preferred stock that we are authorized to issue from 100,000,000 to 10,000,000.

Effective Date

        The reverse stock split would become effective on the date of filing of the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware or the later date established by our audit committee and set forth in the certificate of amendment that is filed with the Delaware Secretary of State. We currently expect to complete the reverse stock split as soon as practicable after receiving approval. Our Board of Directors reserves the right to abandon the reverse stock split at any time prior to filing the amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

        The reverse stock split is not conditioned on the completion of the conversion offer. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be reclassified and combined automatically, without any action on the part of the stockholders, into post-split common stock and the conversion rate of the convertible notes will be adjusted proportionally with the exchange ratio of the reverse stock split.

Treatment of Fractional Shares

        No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, we will pay to the stockholder, in cash, the value of any fractional share arising from the reverse stock split. The cash payment would equal the average closing price of our common stock as quoted on the OTCBB for the five trading days immediately preceding the effective date of the reverse stock split, multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. Stockholders will not be responsible for any transaction costs for the cash payment. Stockholders will not be entitled to receive interest for their fractional shares.

        If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed before the reverse stock split is effected:

  •
  purchase a sufficient number of shares of our common stock so that you would hold at least ten shares of common stock in your account prior to the implementation of the reverse stock split, which will entitle you to receive at least one share of common stock on a post-split basis; or

  •
  if applicable, consolidate your accounts so that you hold at least ten shares of our common stock in one account prior to the reverse stock split which will entitle you to at least one share of our common stock on a post-split basis.

        Common stock held in registered form (that is, shares held by you in your own name on our company's share register maintained by our transfer agent) and common stock held in "street name" (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

        After the reverse stock split, then-current stockholders will have no further interest in the Company with respect to fractional shares. A person otherwise entitled to a fractional share will not have any voting, dividend or other rights in respect of their fractional share, except the right to receive the cash payment as described above. Such cash payments will reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than ten pre-split shares. Reducing the number of post-split stockholders, however, is not the purpose of the reverse stock split.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

        Non-registered stockholders beneficially owning shares of our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse stock split than those that would be put in place by us for registered holders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share of common stock. If you hold your shares of common stock with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Book-Entry Shares and Payment for Fractional Shares

        The decrease in the number of the authorized shares of our common stock and preferred stock as a result of the reverse stock split would occur automatically on the effective date without any action on the part of our stockholders. Our registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of common stock. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts.

        Stockholders who hold registered shares of our common stock in book-entry form do not need to take any action to receive post-split shares of our common stock in registered book-entry form or the cash payment in lieu of any fractional shares, if applicable. These stockholders will have their pre-split shares exchanged automatically and a notice will be mailed to them upon exchange indicating the number of post-split shares owned by such stockholders. A check will also be mailed, if applicable, to such stockholders' registered address as soon as practicable after the effective date of the reverse stock split. By signing and cashing this check, such stockholders will warrant that they owned the shares of our common stock for which they received the cash payment.

Exchange of Stock Certificates and Payment for Fractional Shares

        The decrease in the number of the authorized shares of our common stock and preferred stock relating to the reverse stock split would occur automatically on the effective date, without any action on the part of our stockholders, and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock.

        As soon as practicable after the effective date, transmittal forms will be mailed to each stockholder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender in exchange for any cash payment due for fractional shares and, if so elected by the stockholder, certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the payment in lieu of fractional shares and exchange of stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive any cash payment due for fractional shares and new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered his or her outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

Effect on Holders of Convertible Notes

        Pursuant to the indenture governing the convertible notes, we will adjust the conversion rate of the convertible notes proportionally with the 1-for-10 reverse stock split ratio on the effective date. The conversion rate as of October 13, 2010 is 1,407.2343 shares of common stock per $1,000 principal amount of convertible notes. After the reverse stock split, the conversion rate would be adjusted to 140.7234 shares of common stock per $1,000 principal amount of convertible notes. No action is required on the part of the holders of the convertible notes.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES TO THE COMPANY UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

        The par value per share of our common stock would remain unchanged at $0.01 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced proportionally, based on the 1-for-10 reverse stock split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

        Under the General Corporation Law of the State of Delaware, stockholders and convertible noteholders are not entitled to dissenters' rights with respect to the amendment to our certificate of incorporation implementing the reverse stock split.

Interests of Certain Persons in the Proposal

        Certain of our officers and directors have an interest in Proposal No. 1 as a result of their ownership of shares of our common stock and restricted stock units issued as equity compensation, as set forth in the section entitled "Security Ownership of Certain Beneficial Owners, Directors and Management" below.

        In addition, Robert J. Kelly, a director of Accuride, is employed by Tinicum Incorporated, which we refer to as "Tinicum". As of October 4, 2010, funds advised by Tinicum own approximately (a) 8.1 million shares of common stock, (b) $7.6 million aggregate principal amount of convertible notes, and (c) warrants exercisable for 1.7 million shares of common stock. Michael J. Bevacqua, a director of Accuride, is a Managing Director of Sankaty Advisors, LLC, which we refer to as "Sankaty". As of October 4, 2010, funds advised by Sankaty own approximately (a) 13.7 million shares of common stock, (b) $11.1 million aggregate principal amount of convertible notes, and (c) warrants exercisable for 270,697 shares of common stock.

        In connection with the reverse stock split, each of these securities will be adjusted in proportion to the 1-for-10 reverse stock split ratio, as described elsewhere in this proxy statement. Our officers or directors, however, will not receive any extra or special benefit not shared on a pro rata basis by the other holders of these securities.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of the material United States federal income tax consequences of the reverse stock split to U.S. holders (as defined below) of our common stock and of the conversion rate adjustments to U.S. holders of our convertible notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, which we refer to as the "IRS," with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This summary assumes that you hold our common stock and convertible notes as "capital assets" within the meaning of the Code (generally, property held for investment). This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or United States federal tax considerations other than income taxation. In addition, this discussion does not address tax considerations applicable to an investor's particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

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  banks, insurance companies, or other financial institutions;

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  persons subject to the alternative minimum tax;

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  tax-exempt organizations;

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  partnerships or other pass-through entities;

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  persons that are not "U.S. holders" (as defined below);

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  dealers in securities or currencies;

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  regulated investment companies or real estate investment trusts;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  certain former citizens or long-term residents of the United States;

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  persons who hold our common stock or convertible notes as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; or

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  persons deemed to sell our common stock or convertible notes under the constructive sale provisions of the Code.

        YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND CONVERSION RATE ADJUSTMENT ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holder

        For purposes of this discussion, a U.S. holder is any beneficial owner of our common stock or convertible notes that for United States federal income tax purposes is:

  •
  a citizen or resident of the Untied States;

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  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for United States federal income tax purposes.

        If a partnership, or other entity treated as a partnership for U.S. federal income tax purposes, holds our common stock or convertible notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock or convertible notes, you should consult your tax advisor.

Tax Consequences of the Reverse Stock Split Generally

        Except as provided below with respect to cash received in lieu of a fractional share, a U.S. holder generally will not recognize any gain or loss as a result of the reverse stock split. A U.S. holder's aggregate tax basis in the common stock received in the reverse stock split generally will equal such holder's aggregate tax basis in our common stock surrendered in the reverse stock split reduced by any amount allocable to a fractional share of post-reverse stock split common stock for which cash is received. The holding period for the shares of our common stock received in the reverse stock split generally will include the holding period for the shares of our common stock surrendered in the reverse stock split.

Cash Received in Lieu of Fractional Share

        A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share in the reverse stock split and then as having received such cash in redemption of such fractional share. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional share. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder's holding period in our common stock exchanged therefore was greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.

Backup Withholding

        Certain U.S. holders may be subject to a 28% backup withholding tax on any cash received in the reverse stock split in lieu of a fractional share of common stock. Backup withholding will not apply, however, to a U.S. holder that comes within certain exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be allowed as a refund or credit against the U.S. holder's federal income tax liability, provided the required information is timely furnished to the IRS.

Conversion Rate Adjustments

        At the time the reverse stock split is effective, pursuant to the indenture governing the convertible notes, the conversion rate of our convertible notes will be adjusted proportionally with the exchange ratio of the reverse stock split. Under Section 305(c) of the Code, an adjustment (or the failure to make an adjustment) that has the effect of increasing a holder's proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the convertible notes, however, generally will not be deemed to result in a distribution to a U.S. holder. We expect that the conversion rate adjustment made in connection with the reverse stock split will be treated as being made pursuant to such a bona fide reasonable adjustment formula and will not be deemed to result in a distribution. If the IRS successfully asserts that such an adjustment was made in a manner that is not considered to be pursuant to such a bona fide reasonable adjustment formula, a U.S. holder may be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustment. Any such deemed distribution will be taxable as a dividend, return of capital or capital gain in accordance with the Code. Holders are urged to consult their tax advisors concerning the tax treatment of such constructive dividends.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR Proposal No. 1 to amend Accuride's amended and restated certificate of incorporation to effect a reverse stock split of Accuride's outstanding common stock at an exchange ratio of 1-for-10 and the related proportional decrease in the number of authorized shares of Accuride's common stock and preferred stock.

PROPOSAL NO. 2
ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY,
TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL NO. 1

Overview

        At the special meeting and any adjournment or postponement thereof, our stockholders and convertible noteholders may be asked to consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the amendment to our certificate of incorporation implementing the reverse stock split.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote FOR any proposal to adjourn the special meeting of stockholders, if necessary, to solicit additional proxies in favor of the amendment to our certificate of incorporation implementing the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

        The following table sets forth, based on information we have, the beneficial ownership of common stock and convertible notes as of October 13, 2010, by:

  •
  all persons known to us to be the beneficial owners of more than 5% of our common stock or our convertible notes;

  •
  each of the officers named in the Summary Compensation Table in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the "Named Executive Officers" or "NEOs"), other than Mr. Armstrong, who is no longer employed by us;

  •
  each current director; and

  •
  all directors and executive officers as a group.

        As of October 13, 2010, there were:

  •
  126,295,024 shares of common stock issued and outstanding;

  •
  22,058,824 shares of common stock issuable at any time upon exercise of our warrants at an exercise price of $2.10 per share of common stock (subject to adjustment); and

  •
  approximately 204,400,783 shares of common stock issuable at any time upon full conversion of the $145,250,001 million aggregate principal amount of convertible notes currently outstanding, at a conversion rate of 1,407.2343 (subject to adjustment) per $1,000 principal amount of convertible notes.

        Unless otherwise indicated, each of the holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on 126,295,024 shares of common stock issued and outstanding on October 13, 2010. Shares of common stock underlying our convertible notes and warrants which are currently convertible within 60 days are deemed outstanding for computing the percentage of the person or group holding such instruments, but are not deemed outstanding for computing the percentage of any other person or group, except as otherwise described below. The address for individuals for whom an address is not otherwise indicated is c/o Accuride Corporation, 7140 Office Circle, Evansville, IN 47715.

	Common Stock				Convertible Notes
Name and Address	Shares of Common Stock(1)		% of Common Stock		Amount of Convertible Notes (in shares; on an as converted basis)(2)	% of Convertible Notes (on an as converted basis)	Approximate % of Common Stock Owned (Per Rule 13d-3(c))(3)		Approximate % of the Total Voting Power (Assumes Full Conversion of Convertible Notes)(4)
5% Holders:
Entities affiliated with Brigade Capital Management, LLC(5)	6,857,125		5.4		—	—	5.4		2.1
399 Park Avenue, 16th Floor New York, NY 10022
Entities affiliated with Sankaty Credit Opportunities, L.P.(6)	13,938,701		11.0	(7)	15,576,760	7.6	20.8	(8)	8.8
111 Huntington Avenue Boston, MA 02199
Entities affiliated with Senator Investment Group LP(9)	—		—		12,794,441	6.3	9.2	(10)	3.9
1330 Avenue of the Americas, 26th Floor New York, NY 10019
Entities affiliated with Tinicum Capital Partners II, L.P.(11)	9,796,370		7.7	(12)	10,623,199	5.2	14.7	(13)	5.7
c/o Tinicum Capital Partners II, L.P. 800 Third Avenue, 40th Floor New York, NY 10022
Entities affiliated with York Capital Management Global Advisors, LLC(14)	—		—		23,309,217	9.9	18.5	(15)	7.1
c/o York Capital Management 767 Fifth Avenue, 17th Floor New York, NY 10153
Entities affiliated with Cetus Capital, LLC(16)	8,435		—		16,199,665	8.2	11.4	(17)	4.9
8 Sounds Shore Drive, Greenwich, CT 06830
Individuals affiliated with Whippoorwill Associate, Inc.(18)	1,180,666		0.9		20,901,987	10.2	15.0	(19)	6.7
11 Martine Avenue White Plains, NY 10606
Entities affiliated with FMR LLC(20)	13,593,362	(21)	10.7		7,111,648	3.5	15.4	(22)	5.9
82 Devonshire Street, Boston, MA 02109
Directors & Named Executive Officers:
Michael Bevacqua	—		—		—	—	—		—
Keith E. Busse	—		—		—	—	—		—
Benjamin C. Duster	—		—		—	—	—		—
Robert J. Kelly	—		—		—	—	—		—
William M. Lasky(23)	1,164,032		*	(24)	—	—	*	(24)	*
Stephen S. Ledoux	—		—		—	—	—		—
John W. Risner	—		—		—	—	—		—
Edward J. Gulda(25)	26,709		*	(26)	—	—	*	(26)	*
James J. Maniatis(27)	20,023		*	(28)	—	—	*	(28)	*
Richard F. Schomer(29)	25,182		*	(30)	—	—	*	(30)	*
James H. Woodward	307,560		*		—	—	*		*
All current directors and executive officers as a group (14 persons)(31)	1,596,127		1.3	(32)	—	—	1.3	(32)	*

(1)
The beneficial ownership numbers in this column (i) include shares of common stock that are not outstanding, but that are issuable upon exercise of out-of-the-money warrants and (ii) exclude shares of common stock issuable upon conversion of the convertible notes.

(2)
Amounts reflect the PIK interest payment made on August 26, 2010 and the current conversion rate of 1,407.2343 shares of common stock per $1,000 principal amount of convertible notes.

(3)
The beneficial ownership percentages in this column have been calculated in accordance with Rule 13d-3(c) of the Exchange. Under Rule 13d-3(c), shares of common stock that are not outstanding, but that are issuable upon exercise of out-of-the-money warrants or conversion of the convertible notes, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by each person in the table, and are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock beneficially owned by any other person in the table.

(4)
The beneficial ownership percentages in this column are calculated assuming that all outstanding convertible notes have been converted into shares of common stock, and without regard to any shares of common stock issuable upon exercise of the out-of-the-money warrants. The convertible notes are entitled to vote with the shares of common stock on an as-converted basis, but warrants are not entitled to vote. The Company believes the beneficial ownership percentages in this column are relevant to holders of common stock and convertible notes in assessing the voting power of the common stock and the convertible notes in this context. Applying this assumption, the beneficial ownership percentages in this column are based on 330,695,808 shares of common stock deemed to be outstanding as of October 13, 2010, which includes (i) 126,295,024 shares of common stock outstanding as of October 13, 2010 and (ii) 204,400,783 shares of common stock issuable upon the full conversion of all convertible notes outstanding as of October 13, 2010.

(5)
Based on information as set forth in the Company's registration statement on Form S-1 filed on August 10, 2010 with the SEC, as supplemented and amended (the "Form S-1"). Brigade Capital Management, LLC ("Brigade Capital") and Brigade Leveraged Capital Structures Fund Ltd., a company organized under the laws of the Cayman Islands ("Brigade Structures"), both may be deemed to be the beneficial owner of the 6,857,125 shares of common stock. Donald E. Morgan, III is the managing member of Brigade Capital and as a result may be deemed to share voting and dispositive power with respect to the shares held by Brigade Capital. Donald E. Morgan, III is also the sole director of Brigade Structures and as a result may be deemed to share voting and dispositive power with respect to the shares held by Brigade Structures. Mr. Morgan and each of the entities noted above, disclaims beneficial ownership of the shares except to the extent of their pecuniary interests therein.

(6)
Based on information as set forth in the Form S-1. Jonathan Lavine is the managing member of Sankaty Credit Member, LLC ("SCM"), which is the managing member of Prospect Harbor Investors, LLC, which is the sole general partner of Prospect Harbor Credit Partners, L.P., which is the sole member of Prospect Funding I, LLC ("PFI"). Mr. Lavine is the managing member of SCM, which is the managing member of Sankaty Credit Opportunities Investors, LLC ("SCOI"), which is the sole general partner of Sankaty Credit Opportunities, LLC ("SCO"). Mr. Lavine is the sole director of Sankaty Credit Member (Offshore), Ltd. ("SCMO"), which is the sole general partner of Sankaty Credit Opportunities Investors (Offshore) IV, L.P. ("SCOIO IV"), which is the sole general partner of Sankaty Credit Opportunities (Offshore Master) IV, L.P. ("SCOM IV"). Mr. Lavine is the managing member of SCM, which is the managing member of Sankaty Credit Opportunities Investors II, LLC ("SCOI II"), which is the sole general partner of Sankaty Credit Opportunities II, LLC ("SCO II"). Mr. Lavine is the managing member of SCM, which is the managing member of Sankaty Credit Opportunities Investors III, LLC ("SCOI III"), which is the sole general partner of Sankaty Credit Opportunities III, LLC ("SCO III"). Mr. Lavine is the managing member of SCM, which is the managing member of Sankaty Credit Opportunities Investors IV, LLC ("SCOI IV"), which is the sole general partner of Sankaty Credit Opportunities IV, LLC ("SCO IV"). By virtue of these relationships, Mr. Lavine may be deemed to share voting and dispositive power with respect to the shares of common stock held by PFI, SCO, SCOM IV, SCO II, SCO III and SCO IV. Mr. Lavine and each of the entities noted above disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein.

(7)
The number of shares of common stock includes: 2,078,040 shares of common stock held by PFI; 156 shares of common stock and 2,570 shares of common stock issuable upon the exercise of warrants held by SCO; 184,908 shares of common stock and 70,534 shares of common stock issuable upon the exercise of warrants held by SCO II; 4,592,663 shares of common stock and 21,088 shares of common stock issuable upon the exercise of warrants held by SCOM IV; 3,247,771 shares of common stock purchase 160,210 shares of common stock issuable upon the exercise of warrants held by SCO III; and 3,564,465 shares of common stock and 16,295 shares of common stock issuable upon the exercise of warrants held by SCO IV. The beneficial ownership percentage of entities affiliated with Sankaty Advisors in this column has been calculated based on 126,565,721 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the out-of-the-money warrants held by such entities into 270,697 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(8)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with Sankaty Advisors in this column has been calculated based on 142,142,481 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the convertible notes held by such entities into 15,576,760 shares of common stock and conversion of the out-of-the-money warrants held by such entities into 270,697 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(9)
Based on the Schedule 13G/A filed with the SEC on September 24, 2010 by Senator Investment Group LP, a Delaware limited partnership ("Senator"). Senator may be deemed to be the beneficial owner of the 12,794,441 shares of common stock issuable upon conversion of convertible notes. Senator serves as investment manager to a Delaware limited partnership, two Cayman Islands limited partnerships, and a Cayman Islands company (collectively, the "Funds"), and as such, has investment discretion with respect to the Funds. The partners of the Funds have the right to participate in the receipt of dividends from, or proceeds from the sale of, the securities reported herein held by the Funds in accordance with their respective ownership interests in the Funds. Senator disclaims beneficial ownership of the shares described herein.

(10)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with Senator as set forth in this column has been calculated based on 139,089,465 shares of common stock outstanding as October 13, 2010, which assumes conversion of the convertible notes held by such entities into 12,794,441 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(11)
Based on information as set forth in the Form S-1. Tinicum Lantern II, LLC ("Tinicum Lantern"), is the general partner of each of TCP II and Tinicum Capital Partners II Parallel Fund, L.P. ("Parallel Fund"), and the managing member of Tinicum Capital Partners II Executive Fund L.L.C. ("Executive Fund"). Eric M. Ruttenberg and Terence M. O'Toole, as co-managing members of Tinicum Lantern II, LLC, have shared voting or dispositive power over the notes and registrable common stock held by each Tinicum Fund.

(12)
The beneficial ownership percentage of entities affiliated with TCP II in this column has been calculated based on 128,026,657 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the out-of-the-money warrants held by such entities into 1,731,633 shares of common stock, only for purposes of calculating such entities' beneficial ownership. The number of shares of common stock includes: 23,720 shares of common stock held by Executive Fund; 41,527 shares of common stock and 8,963 shares of common stock issuable upon the exercise of warrants held by Parallel Fund; and 7,999,490 shares of common stock and 1,722,670 shares of common stock issuable upon the exercise of warrants held by TCP II.

(13)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with TCP II as set forth in this column has been calculated based on 138,649,856 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the convertible notes held by such entities into 10,623,199 shares of common stock and conversion of the out-of-the-money warrants held by such entities into 1,731,633 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(14)
Based on information as set forth in the Form S-1. York Capital Management Global Advisors, LLC ("YGA") has sole voting or dispositive power over the convertible notes and common stock held by York Credit Opportunities Fund, L.P. ("York Credit Opportunities") and York Credit Opportunities Master Fund, L.P. ("York Credit Opportunities Master"). James G. Dinan is the chairman and one of the two senior managers of YGA. Daniel A Schwartz is also a senior manager of YGA. York Credit Opportunities and York Credit Opportunities Master respectively hold convertible notes that would be convertible into 8,263,963 and 15,045,254 shares of common stock. York Credit Opportunities and York Credit Opportunities Master are parties to an agreement (the "York Agreement") pursuant to which it has agreed (i) not to convert any of its notes into shares of common stock or otherwise acquire shares of common stock to the extent that such conversion or acquisition would result in it, and certain other affiliated entities whose beneficial ownership would be aggregated with it, beneficially owning more than 9.999% of the total outstanding shares of common stock of the Company and (ii) to the extent that such persons would be deemed to beneficially own common stock and notes representing in excess of 9.999% of the total voting power of the Company's outstanding common stock and convertible notes, which we refer to as excess securities, to vote such excess securities in the same proportion as all other votes cast with respect to all matters presented for a vote to holders of common stock (excluding votes cast by the holder and certain other affiliated entities for common stock and notes other than excess securities). The term of the York Agreement is three years, but it may be earlier terminated by delivery of 90 days' prior written notice to the Company.

(15)
In accordance with Rule 13d-3(c) of the Exchange Act and the York Agreement, the beneficial ownership percentage of entities affiliated with YGA as set forth in this column has been calculated based on 140,326,245 shares of common stock outstanding as of October 13, 2010, which assumes the conversion of only the convertible notes held by YGA that would result in beneficial ownership of 9.999%, as described in footnote 14.

(16)
Based on the Schedule 13G jointly filed with the SEC on August 27, 2010 and the Form 4 filed on September 2, 2010 by Cetus Capital, LLC and Littlejohn Associates III, L.L.C., both Delaware limited liability companies, and Littlejohn Fund III, L.P., a Delaware limited partnership.

(17)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with Cetus Capital, LLC as set forth in this column has been calculated based on 142,503,124 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the convertible notes held by such entities into 16,199,665 shares of common stock and conversion of the out-of-the-money warrants held by such entities into 8,435 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(18)
Based solely on the Schedule 13G jointly filed with the SEC on August 6, 2010 and the Form 4 filed on October 12, 2010 by Whippoorwill Associates, Inc., a Delaware corporation ("Whippoorwill"), Shelley F. Greenhaus, as President and Principal of Whippoorwill and Steven K. Gendal, as Principal of Whippoorwill.

(19)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with Whippoorwill as set forth in this column has been calculated based on 147,197,011 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the convertible notes held by such entities into 20,901,987 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(20)
Based on the Schedule 13G jointly filed with the SEC on May 10, 2010 by FMR, LLC, a Delaware limited liability company ("FMR") and Edward C. Johnson 3d. Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of

  1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees.

(21)
FMR reported in its Schedule 13G that it is the beneficial owner of 20,087,993 shares of common stock which includes: 18,150,634 shares of common stock, 1,130,819 shares of common stock resulting from the assumed conversion of warrants and 5,352,232 shares of common stock resulting from the assumed conversion of $4,014,175 principal amount of convertible notes held by Fidelity Management & Research Company ("FMRC"); 1,742,159 shares of common stock and 1,142,399 shares of common stock resulting from the assumed conversion of $856,799 principal amount of convertible notes held by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR ("Pyramis"); and 195,200 shares of common stock held by FIL Limited. The number of shares of common stock shown in the table for FMR includes: 11,667,582 shares of common stock and 1,130,819 shares of common stock issuable upon the exercise of warrants held by FMRC; 599,760 shares of common stock held by Pyramis; and 195,200 shares of common stock held by FIL Limited. The beneficial ownership percentage of entities affiliated with FMR in this column has been calculated based on 127,425,843 shares of common stock outstanding as of October 4, 2010, which assumes conversion of the out-of-the-money warrants held by FMRC into 1,130,819 shares of common stock, only for purposes of calculating such entities' beneficial ownership. In the Form S-1, entities affiliated with FMR reported beneficial ownership of the following securities: $4,014,175 principal amount of convertible notes held by Fidelity Advisor Series I: Fidelity Advisor High Income Advantage Fund; $485,163 principal amount of convertible notes held by Pension Reserves Investment Trust by Pyramis Global Advisors Trust Company; and $371,636 principal amount of convertible notes held GMAM Investment Funds Trust by Pyramis Global Advisors Trust Company (each excluding the PIK interest payment made on August 26, 2010). Entities affiliated with FMR did not report beneficial ownership of any shares of common stock or warrants in the Form S-1.

(22)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with FMR as set forth in this column has been calculated based on 134,537,492 shares of common stock outstanding as of October 4, 2010, which assumes conversion of the convertible notes held by such entities into 7,111,649 shares of common stock and conversion of the out-of-the-money warrants held by FMRC into 1,130,819 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(23)
Mr. Lasky's beneficial ownership includes (i) 999,453 shares of common stock and (ii) out-of-the-money warrants to purchase 164,579 shares of common stock. This number does not include X shares of common stock issuable pursuant to unvested restricted stock units.

(24)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Lasky's beneficial ownership percentage in this column has been calculated based on 126,459,603 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the out-of-the-money warrants to purchase 164,579 shares of common stock held by Mr. Lasky, only for purposes of calculating Mr. Lasky's beneficial ownership.

(25)
Mr. Gulda's beneficial ownership includes (i) 1,834 shares of common stock and (ii) out-of-the-money warrants to purchase 24,875 shares of common stock.

(26)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Gulda's beneficial ownership percentage in this column has been calculated based on 126,319,899 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the out-of-the-money warrants to purchase 24,875 shares of common stock held by Mr. Gulda, only for purposes of calculating Mr. Gulda's beneficial ownership.

(27)
Mr. Maniatis's beneficial ownership includes (i) 1,375 shares of common stock and (ii) out-of-the-money warrants to purchase 18,648 shares of common stock.

(28)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Maniatis's beneficial ownership percentage in this column has been calculated based on 126,313,673 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the out-of-the-money warrants to purchase 18,648 shares of common stock held by Mr. Maniatis, only for purposes of calculating Mr. Maniatis's beneficial ownership.

(29)
Mr. Schomer's beneficial ownership includes (i) 1,729 shares of common stock and (ii) out-of-the-money warrants to purchase 23,453 shares of common stock.

(30)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Schomer's beneficial ownership percentage in this column has been calculated based on 126,318,477 shares of common stock outstanding as of October 13, 2010, which assumes conversion of the out-of-the-money warrants to purchase 23,453 shares of common stock held by Mr. Schomer, only for purposes of calculating Mr. Schomer's beneficial ownership.

(31)
The beneficial ownership of the directors and executive officers as a group includes (i) 1,315,562 shares of common stock and (ii) out-of-the-money warrants to purchase 280,565 shares of common stock. The total number of shares listed does not double count the shares that may be beneficially attributable to more than one person.

(32)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of the directors and executive officers as a group as set forth in this column has been calculated based on 126,575,589 shares of common stock outstanding as of October 13, 2010, which assumes conversion of out-of-the-money warrants to purchase 280,565 shares of common stock held by directors and executive officers as a group, only for purposes of calculating the group's beneficial ownership.

DEADLINE FOR PROPOSALS FOR NEXT ANNUAL MEETING

Proposals to be Considered for Inclusion in the Company's Proxy Materials Pursuant to Rule 14a-8

        Any proposal made pursuant to Rule 14a-8 to be presented at our 2011 Annual Meeting of Stockholders, which we refer to as the "2011 Annual Meeting," must be received at the Company's principal office within a reasonable time before the Company begins to print and send its proxy materials, in order to be considered for inclusion in the Company's proxy materials for such meeting. Any such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act, and be submitted in writing and addressed to the attention of the Company's Corporate Secretary at 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716. Based on an anticipated annual meeting date in April 2011, the Company believes that December 1, 2010 is a reasonable time before the Company begins to print and send its proxy materials for the Company to receive proposals pursuant to Rule 14a-8.

Other Proposals and Director Nominations

        In accordance with our amended and restated bylaws, proposals of stockholders intended to be presented at the 2011 Annual Meeting that are not made pursuant to Rule 14a-8, as well as nominations of persons for election to the Board of Directors intended to be made at the 2011 Annual Meeting, must be received by the Company not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the holder to be timely must be so delivered, or mailed and received, not later than the ninetieth day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting is first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. Our amended and restated bylaws also specify requirements as to the form and content of a holder's notice.

SOLICITATION OF PROXIES

        We have hired MacKenzie to assist us in soliciting proxies in connection with the special meeting. We will pay MacKenzie's customary fees in connection with the solicitation, which we expect to be approximately $16,500, plus all expenses for such services. In addition, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders. All costs and expenses of any solicitation, including the cost of preparing this proxy statement and posting it on the internet and mailing the proxy materials, will be borne by Accuride.

FORWARD-LOOKING STATEMENTS

        This proxy statement, including the information we incorporate by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the "Securities Act," and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Such statements are based on our beliefs and assumptions and on information currently available to us. You can identify most forward-looking statements by the use of words such as "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business, including but not limited to, general economic, business and financing conditions and other risks described under the sub-heading "Risk Factors" beginning on page 10 in this proxy statement and in the documents incorporated herein by reference, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward looking statements represent our beliefs and assumptions only as of the date of the relevant document. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is being delivered to you with this proxy statement. We incorporate by reference and deliver to you:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which we filed with the SEC on March 30, 2010;

  •
  our Quarterly Reports on Form 10-Q for the quarters ending March 31, 2010 and June 30, 2010, which we filed with the SEC on May 17 and August 6, 2010, respectively; and

  •
  our Current Report on Form 8-K filed with the SEC on August 10, 2010.

        We are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed "filed" with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        We will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, without charge, upon written or oral request, by first class mail or by other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents that are incorporated by reference into this proxy statement (not including exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents). To request a paper or e-mail copy of any or all of these documents, you should write MacKenzie Partners, Inc. at: 105 Madison Ave, New York, NY 10016, email MacKenzie at Proxy@mackenziepartners.com or telephone MacKenzie toll-free at (800) 322-2885 or call collect at (212) 929-5500. Your request must be made by November 12, 2010 to facilitate timely delivery. Otherwise, you may not receive a paper or e-mail copy of these documents prior to the meeting. In addition, each document incorporated by reference is readily accessible on our website at www.accuridecorp.com by clicking on "Investor Information."

By Order of the Board of Directors,

Stephen A. Martin Senior Vice President, General Counsel & Secretary

        October 20, 2010

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ACCURIDE CORPORATION

(Under Section 242 of the Delaware
General Corporation Law)

        Accuride Corporation (the "Corporation"), a corporation organized and existing under the law of the State of Delaware, hereby certifies as follows:

        1.     The name of the Corporation is ACCURIDE CORPORATION.

        2.     The Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on February 26, 2010.

        3.     This Certificate of Amendment to the Amended and Restated Certificate of Incorporation amends the provisions of the Certificate of Incorporation, and has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law (the "DGCL"). A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on [    •    ], 2010, at which meeting the requisite voting power of the Corporation voted in favor of, and thereby duly adopted, this Certificate of Amendment to the Certificate of Incorporation.

        4.     Section 1 of Article IV of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

        "Section 1.    Authorized Shares.    This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is ninety million (90,000,000) shares, of which eighty million (80,000,000) shares shall be Common Stock and ten million (10,000,000) shares shall be Preferred Stock. The Common Stock shall have a par value of one cent ($0.01) per share and the Preferred Stock shall have a par value of one cent ($0.01) per share.

        Effective upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), each ten (10) shares of the Corporation's Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") will automatically be reclassified as and combined into one (1) share of Common Stock. No fractional shares of Common Stock will be issued in connection with the reclassification and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification shall instead be entitled to receive a cash payment in an amount equal to (i) the average of the closing sale prices per share of the Old Common Stock as reported by the Over the Counter Bulletin Board for the five (5) trading days immediately preceding the Effective Date multiplied by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been reclassified into such fractional share interests. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of whole shares of Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock, as applicable)."

A-1

        IN WITNESS WHEREOF, Accuride Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer this [    •    ]th day of [    •    ], 2010.

ACCURIDE CORPORATION
By:
Name:
Title:

A-2

0 14475 PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACCURIDE CORPORATION The undersigned hereby appoints William M. Lasky and James H. Woodward, Jr., as proxies, jointly and severally, with full power of substitution to vote all shares of common stock and 7.5% convertible notes due 2020 which the undersigned is entitled to vote at the special meeting of the stockholders of Accuride Corporation to be held at 8:00 a.m. local time at the Crowne Plaza Hotel Times Square Manhattan, located at 1605 Broadway, New York, NY 10019 on November 18, 2010 or at any postponements or adjournments thereof, as specified on the reverse side of this proxy, and to vote in their discretion on such other business as may properly come before the special meeting and any postponements or adjournments thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH PROPOSAL LISTED ON THE REVERSE SIDE OF THIS PROXY, AND AS SAID PROXIES DEEM ADVISABLE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. (Continued, and to be marked, dated and signed, on the other side.) COMMENTS:

SPECIAL MEETING OF STOCKHOLDERS OF ACCURIDE CORPORATION November 18, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available in the Investor Information section of our website at www.accuridecorp.com and more directly at http://phx.corporate-ir.net/phoenix.zhtml?c=187606&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder: Date: Signature of Stockholder: Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box to the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Approval of an Amendment to Accuride’s Amended and Restated Certificate of Incorporation to Implement a Reverse Stock Split of Accuride’s Outstanding Common Stock at an Exchange Ratio of 1-For-10 and the Related Proportional Decrease in the Number of Authorized Shares of Accuride’s Common Stock and Preferred Stock. 2. Approval of the Adjournment of the Special Meeting, if Necessary, to Solicit Additional Proxies in Favor of Item 1. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 00030003000000000000 8 111810 TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.